As filed with the Securities and Exchange Commission on June 20, 1997

                                               Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             Registration Statement
                        Under The Securities Act Of 1933
                                  ---------------

                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
                     Texas                                      74-1787539
 (State or other jurisdiction of incorporation              (I.R.S. employer
               or organization)                           identification number)

                          200 Concord Plaza, Suite 600
                            San Antonio, Texas 78216
          (Address, including zip code, of principal executive offices)
                                 ---------------

                         Option Agreements for Officers;
                Incentive Compensation Grants for Employees; and
                    Equity Interest Agreements for Employees
                            (Full title of the Plans)
                                 ---------------

                                  L. Lowry Mays
                          200 Concord Plaza, Suite 600
                            San Antonio, Texas 78216
                                 (210) 822-2828
     (Name, address and telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
 ========================================= --------------------- ---------------- ----------------- ----------------
                                                                    Proposed          Proposed
                 Title of                         Amount             Maximum          Maximum          Amount of
                Securities                        to be          Offering Price      Aggregate       Registration
             to be Registered                   Registered          Per Share      Offering Price         Fee

 ----------------------------------------- --------------------- ---------------- ----------------- ----------------
 Common Stock, par value $.10 per share    1,468,181 shares (1)       $12.99 (2)  $19,071,671 (2)       $5,779
 ----------------------------------------- --------------------- ---------------- ----------------- ----------------
 Common Stock, par value $.10 per share      147,860 shares(3)        $57.50 (4)  $ 8,501,950 (4)       $2,576
 ----------------------------------------- --------------------- ---------------- ----------------- ----------------
 Total                                     1,616,041 shares                                              $8,355
 ========================================= ===================== ================ ================= ================

(1) Issuable upon exercise of non-qualified options previously granted pursuant to certain option agreements.
(2)  For the purpose of calculating  the  registration  fee pursuant to Rule 457
     (h), the offering price and registration fee are computed on the basis of the weighted average exercise price with respect to currently outstanding options.
(3) Issuable upon the distribution of shares pursuant to certain incentive compensation grants and equity interest agreements.
(4) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the New York Stock Exchange on June 16, 1997.

===============================================================================
                                     Part II
===============================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (c)    The Registrant's Current Report on Form 8-K dated April 17,1997;

         (d)    The Registrant's Current Report on Form 8-K dated June 5, 1996;

         (e)    The Registrant's Current Report on form 8-K dated May 24, 1996.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Alan D. Feld, the sole shareholder of a professional corporation which is a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of the Registrant and owns 48,000 shares of Common Stock (including presently exercisable nonqualified options to acquire 40,000 shares).

Item 6.  Indemnification of Directors and Officers.

         Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the registrant or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) any transaction from which such director derived an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The registrant has amended its Articles of Incorporation and added Article Eleven adopting such limitations on a director's liability. The registrant's Articles of Incorporation also provide in Article Nine, for indemnification of directors or officers in connection with the defense or settlement of suits brought against them in their capacities as directors or officers of the Company, except in respect of liabilities arising from gross negligence or willful misconduct in the performance of their duties.

         Article IX(8) of the registrant's bylaws provides for indemnification of any person made a party to a proceeding by reason of such person's status as a director, officer, employee, partner or trustee of the Company, except in respect of liabilities arising from negligence or misconduct in the performance of their duties.

         An insurance policy obtained by the registrant provides for indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit No.                                          Description of Exhibit

 4.1 Buy-Sell Agreement by and between Clear Channel Communications Inc., L. Lowry Mays, B.J. McCombs, John M. Schaefer and John W Barger, dated May 31, 1977. (Incorporated by reference to the exhibits of the Company's Registration Statement on Form S-1 (Reg. No. 289161) dated April 19, 1984.)

 4.2 Third Amended and Restated Credit Agreement by and among Clear Channel Communications, Inc., NationsBank of Texas, N.A., as administrative lender, the First National Bank of Boston, as documentation agent, the Bank of Montreal and Toronto Dominion (Texas), Inc., as co-syndication agents, and certain other lenders dated April 10, 1997. (Incorporated by reference to the exhibits of the Company's Registration Statement on Form S-3, as amended (Reg. No. 333-25497), dated May 9, 1997.)

  5               Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

  23.1            Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included
                  in   the   opinion   filed as  Exhibit 5 to this  Registration
                  Statement).

  23.2            Consent of Ernst & Young LLP.

  23.3            Consent of KPMG.

  23.4            Consent of KPMG Peat Marwick LLP.

  23.5            Consent of Arthur Andersen LLP.

  23.6            Consent of KPMG Peat Marwick LLP.

  23.7            Consent of Ernst & Young LLP.

  24 Power of Attorney (included on signature page of this Registration Statement)

Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

===============================================================================
                                   SIGNATURES
===============================================================================

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 20, 1997.

                                              CLEAR CHANNEL COMMUNICATIONS, INC.


                                           By:  /s/ L. LOWRY MAYS
                                                  L. Lowry Mays
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Clear Channel Communications, Inc., hereby constitute and appoint L. Lowry Mays, Mark P. Mays, Randall T. Mays and Herbert W. Hill, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.



                   Name                                          Title                               Date

 /s/ L. LOWRY MAYS                                          Chief Executive                     June 20, 1997
 L. Lowry Mays                                           Officer and Director

 /s/ RANDALL T. MAYS                             Senior Vice President/Chief Financial          June 20, 1997
 Randall T. Mays                                 Officer (Principal Financial Officer)

 /s/ HERBERT W. HILL, JR.                        Senior Vice President/Chief Accounting         June 20, 1997
 Herbert W. Hill, Jr.                           Officer (Principal Accounting Officer)

 /s/ B.J. MCCOMBS                                              Director                         June 20, 1997
 B.J. McCombs

 /s/ ALAN D. FELD                                              Director                         June 20, 1997
 Alan D. Feld

 /s/ THEODORE H. STRAUSS                                       Director                         June 20, 1997
 Theodore H. Strauss

 /s/ JOHN H. WILLIAMS                                          Director                         June 20, 1997
 John H. Williams

 /s/ KARL ELLER                                                Director                         June 20, 1997
 Karl Eller


                                    EXHIBITS
                                INDEX TO EXHIBITS


Exhibit No.                                      Exhibit

 4.1 Buy-Sell Agreement by and between Clear Channel Communications, Inc., L. Lowry Mays, B.J. McCombs,
                   John M. Schaefer and John W. Barger, dated May 31, 1977. (Incorporated by reference to the exhibits of the Company's Registration Statement on Form S-1 (Reg. No. 289161) dated April 19, 1984.)

 4.2 Third Amended and Restated Credit Agreement by and among Clear Channel Communications, Inc., NationsBank of Texas, N.A., as administrative lender, the First National Bank of Boston, as documentation agent, the Bank of Montreal and Toronto Dominion (Texas), Inc., as co-syndication agents, and certain other lenders dated April 10, 1997. (Incorporated by reference to the exhibits of the Company's Registration Statement on Form S-3, as amended (Reg. No. 333-25497), dated May 9, 1997.)

 5                 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

 23.1             Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  (included in the opinion filed as Exhibit 5 to this Registration Statement)

 23.2             Consent of Ernst & Young LLP.

 23.3             Consent of KPMG.

 23.4             Consent of KPMG Peat Marwick LLP.

 23.5             Consent of Arthur Andersen LLP.

 23.6             Consent of KPMG Peat Marwick LLP.

 23.7             Consent of Ernst & Young LLP.

 24 Power of Attorney (included on signature page of this Registration Statement)

                                    EXHIBIT 5

                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                             1500 NATIONSBANK PLAZA
                               300 CONVENT STREET
                            SAN ANTONIO, TEXAS 78205
                                 (210) 270-0800

                                  June 17, 1997

Clear Channel Communications, Inc.
200 Concord Plaza, Suite 600
San Antonio, Texas  78216

Gentlemen:

         We have acted as counsel to Clear Channel Communications, Inc. (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to 1,616,041 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), 1,468,181 of which are issuable upon exercise of options currently outstanding under certain option agreements (the "Option Agreements") with officers of Eller Media Corporation ("Eller Media") (the "Option Shares") and 147,860 of which are issuable pursuant to certain incentive compensation grants and equity interest agreements of Eller Media (the "Grants") assumed by the Company pursuant to that certain Stock Purchase Agreement by and between the Company, Eller Media and certain stockholders of Eller Media dated February 25, 1997, as amended (the "Grant Shares").

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

         We have further assumed that:

          (i) all applicable state securities laws will have been complied with, as of any option exercise date with respect to the Option Agreements and as of any distribution date with respect to the Grants;

         (ii) the Option Shares issuable upon exercise of the options granted pursuant to the Option Agreements and the Grant Shares issuable pursuant to the Grants will be validly authorized and available for issuance (as of the date hereof, there are a sufficient number of shares of Common Stock authorized, unissued and reserved to cover the issuance of the maximum number of shares of Common Stock currently provided for under the Option Agreements and the Grants);

         (iii)    the options granted pursuant to the Option  Agreements will be
                  exercised  in   accordance   with  the  terms  of  the  Option
                  Agreements and any other applicable documents;

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
Clear Channel Communications, Inc.
June 17, 1997
Page 2

         (iv) the Grant Shares issued pursuant to the Grants will be issued in accordance with the terms of the Grants and any other applicable documents;

         (v) the Option Shares issued upon exercise of options granted pursuant to the Option Agreements and the Grant Shares issued pursuant to the Grants will be evidenced by appropriate certificates properly executed and delivered;

         (vi) on the date of exercise, the options granted pursuant to the Option Agreements (and all documents related thereto) will be duly executed, as applicable, authorized, issued and delivered; will constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms; and

         (vii) on the date of distribution, the Grants (and all documents related thereto) will be duly executed, as applicable, authorized, issued and delivered; will constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms.

         Based upon the foregoing, we are of the opinion that the Option Shares will, if, as, and when the options granted pursuant to the Option Agreements are exercised, and upon issuance and delivery of the Common Stock against payment therefor in the manner contemplated by the Option Agreement, be validly issued, fully paid and non-assessable shares of Common Stock of the Company. We are also of the opinion that the Grant Shares will, if, as, and when the Grant Shares are distributed in the manner contemplated by the Grants, be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                   Very truly yours,

                  /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                                                EXHIBIT NO. 23.2



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Qualified Option Grant to Karl Eller dated April 10, 1997, the Non-Qualified Option Grant to Paul J. Meyer dated April 10, 1997, the Non-Qualified Option Grant to Timothy J. Donmoyer dated April 10, 1997, and the Eller Media Company Senior Management Incentive Plan of Clear Channel Communications, Inc. of our reports dated February 17, 1997 (except for Note K, as to which the date is February 25, 1997), with respect to the consolidated financial statements of Clear Channel Communications, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




                                                           /s/ ERNST & YOUNG LLP
                                                             ERNST & YOUNG LLP
June 17, 1997
San Antonio, Texas

                                                                EXHIBIT NO. 23.3


Board of Directors
Clear Channel Communications, Inc.


     We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Non-Qualified Option Grants to Karl Eller, Paul J. Meyer, Timothy J. Donmoyer and Eller Media Company Senior Management Incentive Plan of our report dated March 4, 1997, relating to the consolidated financial statements of Australian Radio Network Pty Limited and its controlled entities (such consolidated financial statements not separately presented in the Form 10-K referred to below), which report appears in the December 31, 1996 annual report on Form 10-K of Clear Channel Communications, Inc.




/s/ KPMG
KPMG
Sydney, Australia
June 18, 1997

                                                                EXHIBIT NO. 23.4

The Board of Directors
PMG Holdings, Inc.


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Clear Channel Communications, Inc. of our report dated April 27, 1995 with respect to the consolidated balance sheet of PMG Holdings, Inc. and subsidiaries as of December 31, 1994 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year then ended, which report appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated April 17, 1997.



                                                    /s/ KPMG PEAT MARWICK LLP
                                                        KPMG Peat Marwick LLP
Stamford, Connecticut
June 17, 1997

                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 14, 1997 and March 9, 1995 included in Clear Channel Communications, Inc. Current Report on Form 8-K, filed April 17, 1997 and to all references to our firm included in this registration statement.





                                                  /s/ ARTHUR ANDERSEN LLP
                                                      Arthur Andersen LLP
Phoenix, Arizona,
June 17, 1997.

                                                              EXHIBIT NO. 23.6

                        Consent of KPMG Peat Marwick LLP


Radio Equity Partners, L.P. and subsidiary:

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the Non-Qualified Option Grants to Karl Eller, Paul J. Meyer, Timothy J. Donmoyer and Eller Media Company Senior Management Incentive Plan of Clear Channel Communications, Inc. of our report dated March 29, 1996, relating to the consolidated balance sheets of Radio Equity Partners, L.P. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, partners' capital and cash flows for the years then ended, which report appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated June 5, 1996.

                                                  /s/ KPMG PEAT MARWICK LLP
                                                      KPMG Peat Marwick LLP

New York, New York
June 20, 1997

                                                                EXHIBIT NO. 23.7


                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Qualified Option Grant to Karl Eller dated April 10, 1997, the Non-Qualified Option Grant to Paul J. Meyer dated April 10, 1997, the Non-Qualified Option Grant to Timothy J. Donmoyer dated April 10, 1997, and the Eller Media Company Senior Management Incentive Plan of Clear Channel Communications, Inc. of our reports dated March 4, 1996 and March 10, 1995 with respect to the consolidated financial statements of US Radio, Inc. and the combined financial statements of Ragan Henry Communications Group, L.P., US Radio, L.P., and US Radio Stations, L.P., respectively.


                                                  /s/ ERNST & YOUNG LLP
                                                      Ernst & Young LLP

June 17, 1997
Philadelphia, Pennsylvania